UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 2, 2015

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-1839	COMMONWEALTH EDISON COMPANY (an Illinois corporation) 440 South LaSalle Street Chicago, Illinois 60605-1028 (312) 394-4321	36-0938600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On March 2, 2015, Commonwealth Edison Company (ComEd) issued $400 million aggregate principal amount of its First Mortgage 3.70% Bonds, Series 118, due March 1, 2045. See Item 2.03 below for a description of the Bonds and related agreements.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 2, 2015, ComEd issued $400 million aggregate principal amount of its First Mortgage 3.70% Bonds, Series 118, due March 1, 2045 (Bonds). The Bonds were issued pursuant to ComEd’s Mortgage dated July 1, 1923, as amended and supplemented by supplemental indentures, including the Supplemental Indenture dated August 1, 1944 (Mortgage) and the Supplemental Indenture dated as of February 18, 2015 (Supplemental Indenture). The Mortgage is a first mortgage on ComEd’s utility plant. The proceeds of the Bonds will be used by ComEd to refinance at maturity its First Mortgage 4.70% Bonds, Series 101, due April 15, 2015, and repay a portion of ComEd’s outstanding commercial paper obligations and to fund other general corporate purposes. The Bonds were registered under the Securities Act of 1933, as amended, pursuant to ComEd’s Registration Statement on Form S-3 (Registration No. 333-196220-03), which was declared effective upon filing with the Securities and Exchange Commission (SEC) on May 23, 2014.

The Bonds carry an interest rate of 3.70% per annum, which is payable semi-annually on March 1 and September 1, commencing September 1, 2015. The Bonds are redeemable in whole or in part at ComEd’s option (i) at any time prior to September 1, 2044 at a redemption price equal to the greater of 100% of the principal amount to be redeemed or a “make-whole” redemption price calculated as provided in the Supplemental Indenture, plus accrued and unpaid interest up to but excluding the redemption date, and (ii) on or after September 1, 2044 at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest up to but excluding the redemption date. A copy of the Supplemental Indenture, which sets forth the terms of the Bonds, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

In connection with the issuance of the Bonds, Sidley Austin LLP provided ComEd with the legal opinion attached to this Current Report as Exhibit 5.1.

A copy of the Underwriting Agreement dated February 23, 2015 between ComEd and BNP Paribas Securities Corp., RBS Securities Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein, is filed as Exhibit 1.1. to this Current Report. BNP Paribas Securities Corp., RBS Securities Inc., U.S. Bancorp Investments, Inc., Credit Agricole Securities (USA) Inc., SMBC Nikko Securities America, Inc. and KeyBanc Capital Markets Inc. have banking affiliates who are lending parties in ComEd’s revolving credit facility. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with ComEd and its affiliates. They have received customary fees and commissions for these transactions.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith and are exhibits to the Registration Statement on Form S-3, Registration No. 333-196220-03, as noted below:

Exhibit No.	Registration Statement Exhibit No.	Description

1.1	1.2.2	Underwriting Agreement dated February 23, 2015 between ComEd and BNP Paribas Securities Corp., RBS Securities Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein

4.1	4.18.2	Supplemental Indenture dated as of February 18, 2015 from ComEd to BNY Mellon Trust Company of Illinois, as trustee, and D.G. Donovan, as co-trustee

5.1	5.2.2	Opinion dated March 2, 2015 of Sidley Austin LLP

* * * * *

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) ComEd’s 2014 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22; and (2) other factors discussed in filings with the Securities and Exchange Commission by ComEd. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. ComEd does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, ComEd has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH EDISON COMPANY

/s/ Joseph R. Trpik, Jr.
Joseph R. Trpik, Jr.
Senior Vice President, Chief Financial Officer and Treasurer
Commonwealth Edison Company

March 2, 2015

EXHIBIT INDEX

Exhibit No.	Registration Statement Exhibit No.	Description

1.1	1.2.2	Underwriting Agreement dated February 23, 2015 between ComEd and BNP Paribas Securities Corp., RBS Securities Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein

4.1	4.18.2	Supplemental Indenture dated as of February 18, 2015 from ComEd to BNY Mellon Trust Company of Illinois, as trustee, and D.G. Donovan, as co-trustee

5.1	5.2.2	Opinion dated March 2, 2015 of Sidley Austin LLP